Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated February 15, 2022, relating to the financial statements of Heineken N.V. appearing in the Annual Report on Form 20-F of Fomento Económico Mexicano, S.A.B. de C.V. for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte Accountants B.V.

Amsterdam, The Netherlands

September 28, 2022